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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 2, 1998

                        COMMISSION FILE NUMBER: 1-6828

                          STARWOOD HOTELS & RESORTS
                                    TRUST
            (Exact name of registrant as specified in its charter)

                                   MARYLAND
                         (State or other jurisdiction
                      of incorporation or organization)

                                  52-0901263
                     (I.R.S. employer identification no.)

                     2231 EAST CAMELBACK ROAD., SUITE 410
                            PHOENIX, ARIZONA 85016
                       (Address of principal executive
                         offices, including zip code)

                                (602) 852-3900
             (Registrant's telephone number, including area code)

                        COMMISSION FILE NUMBER: 1-7959

                  STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
            (Exact name of registrant as specified in its charter)

                                   MARYLAND
                         (State or other jurisdiction
                      of incorporation or organization)

                                  52-1193298
                     (I.R.S. employer identification no.)

                     2231 EAST CAMELBACK ROAD, SUITE 400
                            PHOENIX, ARIZONA 85016
                       (Address of principal executive
                         offices, including zip code)

                                (602) 852-3900
             (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On January 2, 1998, Starwood Hotels & Resorts Trust, formerly named Starwood Lodging Trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., formerly named Starwood Lodging Corporation (the "Corporation" and, together with the Trust, the "Company"), closed the transactions contemplated by the Transaction Agreement dated as of September 8, 1997 (the "Transaction Agreement") among WHWE L.L.C. ("WHWE"), Woodstar Investor Partnership ("Woodstar"), Nomura Asset Capital Corporation ("Nomura"), Juergen Bartels ("Bartels" and, together with WHWE, Woodstar and Nomura, the "Members"), Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide, Lauderdale, Seattle, St. John and Denver, "Westin"), W&S Hotel L.L.C. ("W&S LLC" and, together with Westin, the "Westin Companies"), the Trust, SLT Realty Limited Partnership (the "Realty Partnership"), the Corporation and SLC Operating Limited Partnership (the "Operating Partnership" and, together with the Trust, the Realty Partnership and the Corporation, the "Starwood Companies").

     Pursuant to the terms of the Transaction Agreement, Westin Worldwide merged into the Trust (the "Merger"). In connection with the Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than dissenting shares and shares held by Westin and its subsidiaries or held by the Starwood Companies and their subsidiaries) were converted into an aggregate of 6,285,783 Class A Exchangeable Preferred Shares, par value $.01 per share (the "Class A EPS"), of the Trust and 5,294,783 Class B Exchangeable Preferred Shares, liquidation value $38.50 per share (the "Class B EPS"), of the Trust and cash in the amount of $177.9 million.

     The Company borrowed the cash portion of the consideration under a $2.265 billion credit facility which was co-arranged by Bankers Trust Company and The Chase Manhattan Bank, and co-syndicated by Bank of Montreal (acting through its Chicago Branch) and Nationsbank, N.A.

     Pursuant to the Transaction Agreement, the stockholders of Lauderdale, Seattle and Denver contributed all of the outstanding shares of such companies to the Realty Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Realty Partnership issued to such stockholders an aggregate of 470,309 units of the Realty Partnership and the Trust issued to such stockholders an aggregate of 127,534 shares of Class B EPS. In addition, in connection with the foregoing share contribution, the Realty Partnership assumed, repaid or refinanced the indebtedness of Lauderdale, Seattle and Denver and assumed $84.2 million of indebtedness incurred by the Members prior to such contributions.

     Pursuant to the Transaction Agreement, the stockholders of Atlanta and St. John contributed all of the outstanding shares of such companies to the Operating Partnership. In exchange for such contribution and after giving effect to the deemed exchange of certain units, the Operating Partnership issued to such stockholders an aggregate of 312,741 units of the Operating Partnership and the Trust issued to such stockholders an aggregate of 80,415 shares of Class B EPS. In addition, in connection with the foregoing share contributions, the Operating Partnership assumed, repaid or refinanced indebtedness of Atlanta and St. John and assumed $3.4 million of indebtedness incurred by the Members prior to such contributions.

     The Class A EPS, Class B EPS and partnership units issued in connection with the Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the Realty Partnership and the Operating Partnership provide the holders thereof with substantially the same economics as and are exchangeable on a one-for-one basis (subject to certain adjustments) for, the paired shares of the Trust and the Corporation.

     In addition, the shares of Class B EPS issued in the transactions contemplated by the Transaction Agreement provide a liquidation preference of $38.50 and provide the holders with the right, from and after the fifth anniversary of the Closing Date, to require the Trust to redeem such shares of Class B EPS at a price of $38.50. The partnership units are also exchangeable on a one-for-one basis for shares of Class B EPS.

     For more information concerning these transactions, including a discussion of the nature of the relationships between stockholders of the Westin Companies and directors and officers of the Company, see the Company's Joint Proxy Statement dated November 12, 1997.

     Effective with the effective time of the Merger, Stuart M. Rothenberg, Managing Director in the Real Estate Principal Investment Area of Goldman, Sachs & Co. ("Goldman Sachs"), became a Trustee of the Trust, and Juergen Bartels, Chairman and Chief Executive Officer of Westin Hotel Company, and Barry S. Volpert, Managing Director in the Principal Investment Area of Goldman Sachs, became directors of the Corporation.















ITEM 5. OTHER EVENTS

     On December 18, 1997, the Corporation announced that it had reached a binding agreement with VNU, a leading international publishing and information company based in The Netherlands, for the disposition of ITT World Directories, Inc. ("World Directories"), currently a wholly-owned subsidiary of ITT Corporation ("ITT"), for a total consideration to the Corporation valued at $2.1 billion. The transaction is scheduled to close following the special meeting of the stockholders of ITT at which the stockholders will consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997 (the "Merger Agreement") among the Corporation, a subsidiary of the Corporation, the Trust and ITT, and prior to the effective time of the merger (the "Merger") of such subsidiary of the Corporation into ITT as contemplated by the Merger Agreement and is contingent upon certain customary closing conditions. The proceeds from the sale of World Directories will be used in part to purchase outstanding indebtedness of the Company or ITT. On January 13, 1998, ITT's Board of Directors authorized ITT to become a party to, and to close, the VNU transaction prior to the effective time of the Merger, subject to the approval of the Merger by the stockholders of ITT and the Company and appropriate documentation.

     The terms of the transaction are set forth in a Reorganization Agreement dated as of December 18, 1997 (the "Reorganization Agreement") among the Corporation, WD Parent, Inc. ("WD Parent"), WD Acquisition Corp. ("WD Acquisition"), Noterizon B.V. ("Noterizon") and VNU International B.V. ("VNU"). The Reorganization Agreement contemplates that at the effective time, WD Acquisition will be merged with and into World Directories (the "Reorganization"), with World Directories surviving (the "Surviving Corporation"). After giving effect to the transactions contemplated by the Reorganization Agreement, VNU, directly or through one or more subsidiaries, will own 100% of the Surviving Corporation's common stock (the "Surviving Corporation Common") and 100% of the Surviving Corporation's Class B preferred stock (the "Surviving Corporation Class B Preferred"). After giving effect to the transactions contemplated by the Reorganization Agreement, ITT will own 100% of WD Parent's common stock (the "WD Parent Common") and VNU, directly or through one or more subsidiaries, will own WD Parent's preferred stock with a liquidation value of approximately $50 million, a 6% cumulative compounding dividend rate, redemption of 10% of the liquidation value (plus unpaid dividends thereon) on each of the first five anniversaries of the Reorganization and redemption in full on the tenth anniversary of the Reorganization, and priority over all other classes of WD Parent equity (the "WD Parent Preferred"). After giving effect to the transactions contemplated by the Reorganization Agreement, WD Parent's only assets will consist of 100% of the membership interests in a newly-formed limited liability company (the "LLC") and the Surviving Corporation's class A preferred stock with a liquidation value of approximately $50 million, a 6% cumulative compounding dividend rate and redemption in full on the tenth anniversary of the Reorganization (the "Surviving Corporation Class A Preferred") (collectively, the "WD Parent Assets").

     WD Parent shall be governed by a board consisting of five directors, four of whom shall be designated by the holders of the WD Parent Preferred and one of whom shall be designated by the holders of the WD Parent Common. Unanimous board approval shall be required for any early redemption of WD
Parent Preferred other than in connection with a reduction of more than one-third of VNU's direct or indirect equity interest in the Surviving Corporation, as well as for entry into any investment, trade or other activity other than owning, holding, disposing or distributing the WD Parent Assets. After giving effect to the transactions contemplated by the Reorganization Agreement, the LLC's only assets will be approximately $2 billion in the form of indebtedness for borrowed money owed by ITT, the Corporation or their respective affiliates and cash. ITT or an affiliate thereof shall be the sole manager of the LLC. After giving effect to the transactions contemplated by the Reorganization Agreement, VNU will, directly or indirectly, have voting control over the Surviving Corporation and WD Parent, while ITT will, directly or indirectly, control the LLC and its assets through its direct or indirect role as the LLC's manager and its ownership of WD Parent Common (which effectively entitles ITT to the economic benefits of WD Parent's membership interest in the
LLC).

     Pursuant to the terms of the Reorganization Agreement, if the Corporation requests an extension of the closing beyond February 16, 1997, the risk of currency fluctuations between the U.S. dollar and the Dutch guilder will shift to the Corporation.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Businesses to be Acquired. Previously filed. See the Company's Joint Proxy Statement dated November 12, 1997.

        (b) Pro Forma Financial Information. Previously filed. See the Company's Joint Current Report on Form 8-K dated November 12, 1997 (as amended by the Form 8-K/A dated December 18, 1997 and the Form 8-K/A dated January 7, 1998).

EXHIBITS.

        2 Transaction Agreement dated as of September 8, 1997 among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., W&S Hotel L.L.C., Starwood Lodging Trust, SLT Realty Limited Partnership, Starwood Lodging Corporation and SLC Operating Limited Partnership (incorporated by reference to Exhibit 2 to the Company's Joint Current Report on Form 8-K dated September 9,
              1997).

        4 Articles of Merger between Starwood Lodging Trust and Westin Hotels & Resorts Worldwide, Inc., which include articles supplementary classifying and designating the Class A Exchangeable Preferred Shares and the Class B Exchangeable Preferred Shares of the Trust.





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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS TRUST    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.


By:   /s/ Ronald C. Brown          By:  /s/ Alan M. Schnaid
   ---------------------------        ----------------------------------------
         Ronald C. Brown                           Alan M. Schnaid
    Senior Vice President and          Vice President and Corporate Controller
     Chief Financial Officer                 Principal Accounting Officer


Date: January 15, 1998